Calculation of Filing Fee Tables
S-8
C. H. ROBINSON WORLDWIDE, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.10 per share	Other	3,500,000	$ 153.71	$ 537,985,000.00	0.0001381	$ 74,295.73
Total Offering Amounts:						$ 537,985,000.00		$ 74,295.73
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 74,295.73
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the C.H. Robinson Worldwide, Inc. Amended and Restated 1997 Employee Stock Purchase Plan (as so amended and restated, the "Restated 1997 Plan") by reason of any stock split, stock dividend or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Common Stock. The "Amount Registered" represents shares of Common Stock being registered for the first time pursuant to the 1997 Plan. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is calculated on the basis $153.71, the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq Stock Market on July 30, 2026, which is within five business days prior to filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources